FIRST MODIFICATION OF CREDIT AGREEMENT


     THIS MODIFICATION is made as of this 3rd day of October, 1997, by and between SPEC'S MUSIC, INC., a Florida corporation
("BORROWER"), and GENERAL ELECTRIC CAPITAL CORPORATION, a New
York corporation ("LENDER").

                        STATEMENT OF FACTS

     Lender and Borrower are parties to that certain Credit Agreement, dated as of May 22, 1996 (the "CREDIT AGREEMENT"), pursuant to which Lender has agreed to make one or more loans from time to time to the Borrower in accordance with the terms and conditions thereof. Lender and Borrower desire to modify the Credit Agreement in certain respects, and Lender desires to grant certain consents and waivers to Borrower, all in accordance with and subject to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises, the covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower and Lender do hereby agree that all capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement as amended hereby (except as otherwise expressly defined or limited herein) and do hereby further agree as follows:

                       STATEMENT OF TERMS

     1.     AMENDMENTS OF CREDIT AGREEMENT.   Subject to the
fulfillment of the conditions precedent to the effectiveness of this Modification which are set forth below, the Credit Agreement shall be amended from and after this date as follows:

     (a) Section 1.8 of the Credit Agreement is hereby amended by deleting reference to the phrase "11:00 a.m. (Eastern Standard Time)" and by substituting in lieu thereof the phrase "1.00 p.m. (Eastern Standard Time)". Notwithstanding anything in the preceding sentence to the contrary, Revolving Credit Loan advance requests pursuant to Section 1.1 of the Credit Agreement will continue to be required to be given by no later than 11:00 a.m. (Eastern Standard Time) on the Business Day of the proposed advance.

     (b) Section 1.5 of the Credit Agreement shall be amended by deleting the phrase "Inventory of Borrower" and by substituting in lieu thereof the phrase "Inventory of Borrower or D S Latino".

     (c) Section 6.2 of the Credit Agreement shall be deleted in its entirety and the following new Section 6.2 shall be substituted in lieu thereof:

          SECTION 6.2   INVESTMENTS; LOANS AND ADVANCES. No
     Credit Party shall make any investment in, or make any loans or advances of money to any Person, through the direct or indirect holding of securities or otherwise, except (i) to the extent permitted under Section 6.1 above, (ii)

     Borrower may make loans or advances from time to time to any other Credit Party so long as no other Default or Event of Default is caused thereby; provided, however, that the sum of the aggregate outstanding principal balance of all loans or advances made by Borrower to D S Latino plus Borrower's initial $350,000 capital contribution to D S Latino shall not exceed $750,000 at any one time, and (iii) Borrower may hold the notes described on Schedule 2 to the Security Agreement.

     (d) Section 8.1 shall be amended by adding thereto the following clause (n), with the intent being that the occurrence of any event specified in such clause (n) shall constitute an "Event of Default" under the Credit Agreement:

          (n) The occurrence of an Event of Default under (and after giving effect to any notice and/or cure rights expressly provided in) any of the other Loan Documents.

          (e)     Schedules 1.5, 3.9, 3.16, 3.17, 3.20, 4.1, 6.7
and 6.11 of the Credit Agreement are hereby deleted in their entireties and the revised Schedules 1.5, 3.9, 3.16, 3.17, 3.20, 4.1, 6.7 and 6.11 attached hereto shall be substituted in lieu thereof.

          (f) The Credit Agreement shall be further modified by adding to ANNEX A the following new definitions:

          "Borrower Stock Pledge Agreement" shall mean the Stock Pledge Agreement, dated as of May 7, 1997, executed by Borrower in favor of Lender, with respect to the pledge by Borrower of all of the issued and outstanding shares of D S Latino owned by it, and all amendments, modifications or replacements thereof or therefor.

          "BORROWER TRADEMARK SECURITY AGREEMENT" shall mean the Trademark Security Agreement, dated as of October 3, 1997, executed by Borrower in favor of Lender, and all amendments, modifications or replacements thereof or therefor.

          "D S LATINO" shall mean D S Latino Inc., a Florida corporation, and its successors and assigns.

          "D S LATINO GUARANTY" shall mean the Guaranty
     Agreement, dated as of May 7, 1997, executed by D S
     Latino in favor of Lender, and all amendments, modifications or replacements thereof or therefor.

          "D S LATINO SECURITY AGREEMENT" shall mean the
     Security Agreement, dated as of May 7, 1997, executed by D S Latino in favor of Lender, and all amendments, modifications or replacements thereof or therefor.

          "D S LATINO TRADEMARK SECURITY AGREEMENT" shall mean the Trademark Security Agreement, dated as of May 7, 1997, executed by D S Latino in favor of Lender, and all amendments, modifications or replacements thereof or therefor.

          "INTERCREDITOR AGREEMENT" shall mean the
     Subordination and Intercreditor Agreement, dated as of October 3, 1997, among the Lender, the Borrower and MF, as the same may be amended, supplemented or restated from time to time.

          "MF" shall mean Music Funding I, LLC, a North
     Carolina limited liability company, and its successors and assigns.

           "MF CREDIT AGREEMENT" shall mean the Credit
     Agreement, dated as of October 3, 1997, between MF and Borrower, as the same may be amended, supplemented or restated from time to time.

          "MF DOCUMENTS" shall mean the MF Credit Agreement and any and all notes, guaranties, security agreements, assignments, mortgages, pledge agreements, financing statements, fixture filings, and other agreements, instruments or documents which govern, evidence or guarantee any of the MF Obligations or which grant or convey any of the MF Liens, and any extensions, renewals or modifications thereof or replacements therefor.

          "MF LIENS" shall mean any and all of the Liens on any or all of the Collateral which may be now or hereafter granted to MF by any or all of the Credit
     Parties pursuant to any of the MF Documents to secure any or all of the MF Obligations.

          "MF LOANS" shall mean any and all loans made by MF to Borrower under the MF Credit Agreement.

          "MF OBLIGATIONS" shall mean any and all
     indebtedness, obligations or liabilities which may be now or hereafter owing by any or all of the Credit
     Parties to MF under any or all of the MF Documents, whether direct, indirect, absolute or contingent, or joint or several, and whether for principal, interest, fees or other amounts.

          "163rd STREET" shall mean Spec's Music - 163rd
     Street, Inc., a Florida corporation.

          "PLANNED 1998 STORE CLOSINGS" shall mean
     Borrower's closing of stores during its Fiscal Year ending July 31, 1998.

          "SELLERS" shall mean Digital Sound Distributors,
     Inc., Hits Only, Inc. and Digital Sound Music
     Publishing, Inc., all Florida corporations.

     (g) ANNEX A to the Credit Agreement shall be amended by deleting the proviso which appears at the end of the definition therein of the term "Adjusted Tangible Net Worth" and substituting the following proviso in lieu thereof:

     ; PROVIDED, however, that Borrower's Adjusted Tangible
     Net Worth shall be computed without giving effect to up to $1,500,000 of any restructuring charges incurred by Borrower in its Fiscal Year ending July 31, 1997 and July 31, 1998 in connection with the Planning 1998
     Store Closings.

     (h) ANNEX A of the Credit Agreement is hereby amended by deleting the first sentence of the definition of "Borrowing Base" contained therein and by substituting in lieu thereof the following new first sentence of such definition:

           "BORROWING BASE" shall mean at any time an amount equal to the sum of (i) sixty percent (60%) of the aggregate value of the Eligible Inventory of Borrower available at such time less such reserves against availability established by Lender from time to time in its discretion PLUS (ii) sixty percent (60%) of the aggregate value of the Eligible Inventory of D S Latino available at such time less such reserves against availability established by Lender from time to time in its discretion; PROVIDED, however, that at no time shall the Borrowing Base for purposes of this Agreement exceed the Maximum Revolving Credit Loans.

     The remainder of the definition of "Borrowing Base" shall remain unchanged.

     (I) ANNEX A of the Credit Agreement shall be further modified by deleting the date "May 30, 1998" which appears in clause (i) of the definition of the term "Commitment Termination Date" and by substituting the date "August 1, 1998" in lieu thereof. The remainder of such definition shall be unchanged.

     (j) ANNEX A of the Credit Agreement shall be amended by deleting the proviso which appears at the end of the definition therein of the term "EBITDA" (and the semi-colon which immediately precedes such proviso) and by substituting the following in lieu thereof:

     minus (iv) without duplication, any cash costs incurred in such period in connection with the Planned 1998 Store
     Closings.

     (k) ANNEX A to the Credit Agreement shall be further modified by deleting from ANNEX A the definitions of the terms "Collateral Documents", "Current Ratio", "Pledge Agreement", "Uncovered Leased Location", and "Unused Borrowing Availability" and by substituting in lieu thereof the following new definitions of such terms:

          "COLLATERAL DOCUMENTS" shall mean the Security Agreement, the D S Latino Security Agreement, the Factor's Liens, the Chattel Mortgages, the Mortgage Notes, the Pledge Agreements, the Borrower Trademark Security Agreement, the D S Latino Trademark Security Agreement, the D S Latino Guaranty, any and other Loan Documents under which Lender may have Liens on any of the Collateral to secure any of the Obligations, and such term also shall include the Intercreditor Agreement.

          "CURRENT RATIO" shall mean, as of any date and with respect to any Person, the ratio of such Person's current assets (excluding cash, tax refunds and deferred taxes) to such Person's current liabilities (excluding the Revolving Credit Loans and the MF Loans), all as determined as of such date on a consolidated basis.

          "PLEDGE AGREEMENTS" shall mean (i) the Borrower Pledge Agreement and (ii) the Pledge Agreement, in substantially the form of EXHIBIT D-4 to the Agreement, between Borrower and Lender, including all amendments, modifications or replacements thereof or therefor.

          "UNCOVERED LEASED LOCATIONS" shall mean any leased location of Borrower or D S Latino for which such Credit Party has not provided Lender with a Lessor Subordination and Consent in the form of EXHIBIT F to the Agreement (or in such other form as may be acceptable to Lender). The Uncovered Leased Locations as of the Closing Date are indicated on SCHEDULE 3.6 as initially attached to the Agreement.

          "UNUSED BORROWING AVAILABILITY" shall mean, at any one time, the amount (if any) by which the Borrowing Base at such time exceeds the sum of (I) the aggregate outstanding principal balance at such time of the Revolving Credit Loan plus (ii) the aggregate outstanding balance at such time of all Letter of Credit Obligations incurred by Lender.

     (l) Section 8.1(m) of the Credit Agreement shall be deleted.

     2. CONSENT TO MF TRANSACTIONS. Subject to the fulfillment of the conditions precedent to the effectiveness of this Modification which are set forth below, Lender hereby consents to the incurrence by the Credit Party of the MF Obligations and to the grant by the Credit Parties of the MF Liens to secure the same provided that the MF Obligations and the MF Liens shall be and remain subject to the terms and conditions of the Intercreditor Agreement (which shall be executed and delivered by the Lender, MF and the Borrower on the date of this Modification).

     3. WAIVER OF CERTAIN DEFAULTS, EVENTS OF DEFAULT AND CONDITIONS. Subject to the fulfillment of the conditions precedent to the effectiveness of this Modification which are set forth below, the Lender does hereby: (i) waive any Defaults or Events of Default which may have arisen from any violation of the financial covenants in SCHEDULE 6.11 of the Credit Agreement for any fiscal period ending on or before August 31, 1997 (it being understood and agreed that the revised financial covenants set forth in revised SCHEDULE 6.11 attached to this Modification shall apply, and Borrower shall be obligated to comply with the same, for all fiscal periods ending on or after September 30,
1997); and (ii) waives compliance with any unfulfilled conditions specified in paragraphs 1 through 5 of Lender's May 7, 1997 letter to Borrower regarding the Acquisition and Employment Agreements relating to DS Latino described in such letter (it being understood and agreed that the consequence of such waiver shall be that Lender's consent to the Acquisition and the Employment Agreements described in such letter shall be deemed effective from and after May 7, 1997).

     4. NO OTHER AMENDMENTS, WAIVERS OR CONSENTS. Except for the amendments, waivers and consents expressly set forth and referred to in SECTION 1, SECTION 2, and SECTION 3 above, the Credit Agreement shall remain unchanged and in full force and effect. Nothing in this Modification is intended, or shall be construed, to constitute a novation or an accord and satisfaction of any of the Borrower's indebtedness or other indebtedness to the Lender under or in connection with the Credit Agreement (collectively, the "OBLIGATIONS") or to modify, affect or impair the perfection or continuity of Lender's security interests in, security titles to or other liens on any collateral for the Obligations.

     5. REPRESENTATIONS AND WARRANTIES. To induce Lender to enter into this Modification, the Borrower does hereby warrant, represent and covenant to Lender that: (a) each representation or warranty of the Borrower set forth in the Credit Agreement is hereby restated and reaffirmed as true and correct on and as of the date hereof as if such representation or warranty were made on and as of the date hereof (except to the extent that any such representation or warranty expressly relates to a prior specific date or period), and no Default or Event of Default has occurred and is continuing as of this date under the Credit Agreement as amended by this Modification,; and (b) Borrower has the power and is duly authorized to enter into, deliver and perform this Modification and the Intercreditor Agreement, and each of this Modification and the Intercreditor Agreement is the legal, valid and binding obligation of Borrower enforceable against it in accordance with its terms.

     6.     CONDITIONS PRECEDENT TO EFFECTIVENESS OF THIS
MODIFICATION.   The effectiveness of this Modification and the
amendments, waivers and consents provided in SECTION 1, SECTION 2 and SECTION 3 above are subject to the truth and accuracy in all material respects of the representations and warranties of the Borrower contained in SECTION 5 above and to the fulfillment of the following additional conditions precedent:

     (a) Lender shall have received one or more counterparts of this Modification and the Borrower Trademark Security
Agreement duly executed and delivered by the Borrower, and Lender shall have received one or more counterparts of the Intercreditor
Agreement duly executed and delivered by Borrower and MF;

     (b) DS Latino, as guarantor of the Obligations, shall have consented to the execution, delivery and performance of this Modification and the Intercreditor Agreement and agreed to be bound by signing one or more counterparts of this Modification in the appropriate space indicated below and returning same to Lender;

     (C) Borrower shall have paid a modification fee of $20,000 to Lender, which fee shall be deemed fully earned and non-refundable upon the execution and delivery of this Modification by Lender; and

     (d) Borrower and MF shall have entered into the MF Credit Agreement and the other MF Documents (all on terms and conditions which are acceptable to Lender in all respects) and all conditions precedent to the effectiveness of the MF Documents shall have been fulfilled (other than the effectiveness of this Modification) and MF shall have made the initial advance to Borrower under the MF Credit Agreement in the amount of not less than $500,000.

     7. COUNTERPARTS. This Modification may be executed in multiple counterparts), each of which shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

     8. ADDITIONAL PROVISIONS. (a) The Borrower (for itself and on behalf of the other Credit Parties) hereby (i) releases, acquits and forever discharges each of the Lender and its agents, employees, officers, directors, representatives, attorneys, Affiliates, successors and assigns (collectively, the "RELEASED PARTIES") from any and all liabilities, claims, suits, debts, Liens, losses, causes of action, demands, rights, damages, costs and expenses of any kind, character or nature whatsoever, whether known or unknown, or fixed or contingent, that the Borrower may have or claim to have against such Released Party and which arises out of or is connected with any action of commission or omission of any Released Party existing or occurring prior to the execution and delivery of this Modification (collectively, the "RELEASED CLAIMS") and (ii) agrees forever to refrain (and to cause the other Credit Parties to refrain) from commencing, instituting or prosecuting any action or other proceeding against any of the Released Parties with respect to the any of the Released Claims. Notwithstanding anything in this Section to the contrary, the Released Claims do not include the Lender's obligations under the Credit Agreement as amended by this Modification.

     (b) Within thirty (30) days after the date of this Agreement, Borrower shall cause 163rd Street to be dissolved and its assets distributed to Borrower or Borrower shall cause 163rd Street to be merged or consolidated with or into Borrower with Borrower being the surviving corporation from such merger or consolidation. Borrower represents and warrants to Lender that 163rd Street is an inactive Subsidiary and has no material assets or income and 163rd Street does not own or have any other interest in any of the inventory or equipment located at any of Borrower's stores (including without limitation its store at 1277 N.E. 163rd Street, N. Miami Beach, Florida). Subject to the fulfillment of the conditions precedent to the effectiveness of this Modification which are set forth above, Lender hereby waives any Default or Event of Default arising from Borrower's failure prior to this date to disclose that 163rd Street is a Subsidiary of Borrower.

     (C) Within seven (7) days after the date of this Agreement, Borrower shall deliver to Lender a certificate of insurance in form and substance satisfactory to Lender with respect to the insurance coverage of D S Latino and showing Lender as loss payee.

     (d) Within thirty (30) days after the date of this Agreement, Borrower shall cause to be delivered to Lender a Blocked Account Agreement and Pledged Account Agreement with respect to the D S Latino collection account and disbursement account, respectively, each in form and substance satisfactory to Lender.

     9.     GOVERNING LAW.   THIS MODIFICATION SHALL BE GOVERNED
BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS.

     IN WITNESS WHEREOF, the parties hereto have caused this Modification to be duly executed and delivered as of the day and year specified at the beginning hereof.


                                   BORROWER:

                                   SPEC'S MUSIC, INC.


                                    By:   /S/ Donald A. Molta
                                      ---------------------------
                                   Title:   VP/CFO
                                       -------------------------

                                    LENDER:

                                    GENERAL ELECTRIC CAPITAL
                                    CORPORATION


                                    By: /S/ Timothy C. Huban
                                     ---------------------------
                                       Duly Authorized Signatory

                     CONSENT OF GUARANTOR


     The undersigned guarantor does hereby consent to the execution, delivery and performance of the within and foregoing First Modification of Credit Agreement, authorizes and directs Spec's Music, Inc. to enter into the Intercreditor Agreement described therein on the undersigned guarantor's behalf, and agrees to be bound by the terms and conditions of this Modification (including without limitation Section 8 hereof) and the Intercreditor Agreement.

     IN WITNESS WHEREOF, the undersigned guarantor has executed this Consent under seal as of the day and year first above set forth.

                               D S LATINO INC.


                               By:   /s/ Donald A. Molta
                                ---------------------------------
                               Title: VP/SECRETARY/TREASURER
                                   ------------------------------
                                      CHIEF FINANCIAL OFFICER

                     REVISED SCHEDULE 1.5
                              to
                       CREDIT AGREEMENT
                   Dated as of May 22, 1996,
                as amended as of October 3, 1997

                      ELIGIBLE INVENTORY


     In determining whether Inventory of Borrower or D S Latino constitutes Eligible Inventory, Lender shall not include
Inventory which:

          (a) is not owned by such Credit Party free and clear of all Liens and rights of others, except the first-priority Liens in favor of Lender;

          (b) is not located on premises owned or operated by such Credit Party; PROVIDED, HOWEVER, that if the Inventory is located on premises leased by such Credit Party, such Credit Party shall use its best efforts to cause the lessor of such premises to execute a Lessor Subordination and Consent in favor of Lender substantially in the form of EXHIBIT F to the Credit Agreement (or in such other form as is acceptable to Lender);

     (C) is covered by a negotiable document of title unless such document and evidence of acceptable insurance covering such Inventory has been delivered to Lender;

     (d) in Lender's good faith judgment, is obsolete, unsalable, shopworn, damaged, or unfit;

     (e) consists of raw materials, work in process, supplies, repair parts, display items, packing and shipping materials or goods which have been returned by buyer;

     (f) consists of discontinued or slow-moving items, finished goods of substandard quality or used items held for resale;

     (g) is placed by such Credit Party on consignment or is held by such Credit Party on consignment by another Person;

     (h) as to which Lender's Lien thereon is not a first-priority and perfected security interest;

     (i) is not of a type held for sale in the ordinary course of such Credit Party's business;

                        SCHEDULE 1.5 - Page 1

     (j) does not consist of compact disk, laser disk, audio cassette tape, video tape or other finished goods Inventory that is acceptable to Lender; or

     (k) is not otherwise acceptable to Lender in its judgment.




























                   SCHEDULE 1.5 - Page 2

                    REVISED SCHEDULE 3.9
                             to
                       CREDIT AGREEMENT
                  Dated as of May 22, 1996,
              as amended as of October 3, 1997

         SUBSIDIARIES, JOINT VENTURES AND AFFILIATES;
              OUTSTANDING STOCK AND INDEBTEDNESS


I.     SUBSIDIARIES:

          D S Latino Inc., a Florida corporation
          Spec's Music - 163rd Street, a Florida corporation

II.    JOINT VENTURES OR PARTNERSHIPS:

          None.

III.   AFFILIATES:

          See Exhibit 1 attached hereto.

IV.    OUTSTANDING INDEBTEDNESS OF BORROWER:

         A. The Existing Indebtedness described on SCHEDULE 1.4;

         B. The Obligations; and

         C. The MF Obligations (but only if and for so long as the Intercreditor Agreement is in effect).

V.    ISSUED AND OUTSTANDING STOCK OF BORROWER:

        5,300,319 shares of Common Stock issued and outstanding.

VI.   ISSUED AND OUTSTANDING STOCK OF D S LATINO INC.:

        850,000 shares of Common Stock issued and outstanding and owned by Borrower.


                   SCHEDULE 3.9 - Page 1

                         EXHIBIT 1
                            to
                   Revised Schedule 3.9
                            to
                     CREDIT AGREEMENT
                 Dated as of May 22, 1996,
             as amended as of October 3, 1997

                    Spec's Music, Inc.
                    LIST OF AFFILIATES


OWNERS OF 5% OR MORE OF THE VOTING STOCK OF THE BORROWER:

          NAME                      PERCENTAGE OF OWNERSHIP
          Ann Spector Lieff                     24.6%
          Rosalind Spector Zacks                24.4%
          Dimensional Fund Advisors, Inc.        9.8%

PERSONS THAT CONTROL, ARE CONTROLLED BY OR ARE UNDER COMMON
CONTROL WITH THE BORROWER:

          None, other than the Subsidiaries shown in Part I of
          Schedule 3.9

OFFICERS, DIRECTORS, JOINT VENTURERS AND PARTNERS:

     A.   DIRECTORS OF BORROWER

          Martin W. Spector, Chair Emeritus
          Ann Spector Lieff, Chairman
          Arthur H. Hertz
          Rosalind Spector Zacks
          Richard J. Lampey

     B.   OFFICERS OF BORROWER

          Ann Spector Lieff, President
          Rosalind Spector Zacks, Vice President
          Donald A. Molta, Vice President and CFO
          Dorothy J. Spector, Secretary

             EXHIBIT 1 TO SCHEDULE 3.9 - Page 1

     C.   DIRECTORS OF D S LATINO INC.

          Celso A. Ahumada
          Ann Spector Lieff
          Faustino M. Lopez
          Melvin F. Noriega

     D.   OFFICERS OF D S LATINO INC.

          Ann S. Lieff, Chairman
          Melvin F. Noriega, President
          Celso Ahumada, Vice President
          Donald A. Molta, Vice President, Secretary, Treasurer
                           and Chief Financial Officer




























             EXHIBIT 1 TO SCHEDULE 3.9 - Page 2F

                   REVISED SCHEDULE 3.16
                            to
                     CREDIT AGREEMENT
                 Dated as of May 22, 1996,
             as amended as of October 3, 1997

                     EMPLOYMENT MATTERS


     Spec's Music, Inc.:  None.

     DS Latino, Inc. is a party to an Employment Agreement, dated
May 8, 1997, with Melvin F. Noriega and an Employment Agreement, dated May 8, 1997 with Celso A. Ahumada.




























                  SCHEDULE 3.16 - Page 1

                 REVISED SCHEDULE 3.17
                           to
                    CREDIT AGREEMENT
               Dated as of May 22, 1996,
            as amended as of October 3, 1997

      PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES

                                   Registration  Serial               Registration   Filing
Owner               Trademark        Number     Number      Country    Date         Date
Spec's Music Inc.   Hits Only                   75/271864     USA                    4/9/97
Spec's Music Inc.   D S Latino                  75/271865     USA                    4/9/97
Spec's Music Inc.   Design                      75/271866     USA                    4/9/97
Spec's Music Inc.   Design                      75/271867     USA                    4/9/97
Spec's Music Inc.   Raiz Latina                 75/271868     USA                    4/9/97
Spec's Music Inc.   Epicentro                   75/271869     USA                    4/9/97
                     Musical
Spec's Music Inc.   Oro Latino                  75/271870     USA                    4/9/97

D S Latino Inc.     Hits Only        2,004,927                USA       10/1/96

D S Latino Inc.     Tropical Sound   2,011,206                USA       10/22/96
                    Orchestra

















                   SCHEDULE 3.17 - Page 1

                  REVISED SCHEDULE 3.20
                           to
                    CREDIT AGREEMENT
                Dated as of May 22, 1996,
             as amended as of October 3, 1997

                   INSURANCE POLICIES

     As described on the attached copy of Certificates of Insurance issued on (i) April 8, 1997 by Great Northern Insurance
Co., (ii) April 6, 1997 by Universal Insurance Company and (iii)
October 2, 1997 by Great Northern Ins. Co.

     I. BORROWER COVERAGE REQUIREMENTS. The insurance policies maintained by Borrower provide for, without limitation, the following insurance coverage:

     (a) "ALL RISK" physical damage insurance on all of Borrower's tangible real and personal property and assets, wherever located, which insurance includes, without limitation, fire and extended coverage, boiler and machinery coverage, flood, hurricane, earthquake, theft, burglary, explosion and collapse coverage, and coverage for all other hazards and risks ordinarily insured against by similarly-situated owners or users of such properties engaged in similar businesses. All policies of insurance on such real and personal property of the Borrowers contain an endorsement, in form and substance accepted to Lender showing loss payable to Lender as its interests may appear. Each such endorsement, or an independent instrument furnished to Lender, provides that the insurance companies will give Lender at least thirty (30) days' prior written notice before any such policy or policies of insurance shall be altered or cancelled and that no act or default of Borrower shall affect the right of Lender to recover under such policy or policies of insurance in case of loss or damage;

     (b) comprehensive general liability insurance against claims for personal injury, bodily injury and property damage with a minimum limit of $1,000,000 per occurrence and $2,000,000 in the aggregate, which coverage includes, without limitation, premises/operations, broad form contractual liability, underground explosion and collapse hazard, independent contractors, broad form property coverage, products and completed operations liability;

     (c) statutory limits of worker's compensation insurance which includes employee's occupational disease and employer's liability;

     (d) automobile liability insurance for all owned, non-owned or hired automobiles against claims for personal injury, bodily injury and property damage with a minimum combined single limit of $1,000,000 per occurrence; and

                     SCHEDULE 3.20 - Page 1

     (e) umbrella insurance of $4,000,000 per occurrence and $4,000,000 in the aggregate.

All of such policies are in full force and effect and in form and with insurers recognized as adequate by Lender and provide coverage of such risks and for such amounts as is customarily maintained for businesses of the scope and size of Borrower's and as otherwise acceptable to Lender. Each insurance policy contains a clause which provides that Lender's interest under such policy shall not be invalidated by any act or omission of, or any breach of warranty by, the insured, or by any change in the title, ownership or possession of the insured property, or by the use of the property for purposes more hazardous than is permitted in such policy. Borrower has delivered to Lender a certificate of insurance that evidences the existence of each policy of insurance, payment of all premiums therefor and compliance with all provisions of the Agreement.

          II.   SUMMARY OF TERMS OF BORROWER'S INSURANCE , ETC.

          See attached certificate from the Borrower's insurer
(or such insurer's agent).

          III. D S LATINO COVERAGE REQUIREMENTS. The insurance policies maintained by D S Latino provide for, without limitation, the same insurance coverage as the Borrower's insurance coverage.

          IV.  SUMMARY OF TERMS OF D S LATINO'S INSURANCE

       COVERAGE, ETC.

          See attached Certificate of D S Latino's insurer (or such insurer's agent).


                     SCHEDULE 3.20 - Page 2

                     REVISED SCHEDULE 4.1
                              to
                       CREDIT AGREEMENT
                   Dated as of May 22, 1996,
                as amended as of October 3, 1997

           FINANCIAL STATEMENTS AND OTHER NOTICES

     Each Credit Party shall provide, or shall cause to be provided, the following to Lender at the expense of the Credit
Parties:

     (a)     On each Business Day of each week, a Borrowing Base
Certificate for Borrower and D S Latino Inc., accompanied by such supporting detail and documentation as may be requested by Lender
(including an Inventory roll-forward);

     (b) Within one (1) Business Day after any Credit Party returns any Inventory to any of its vendors, such Credit Party shall give, or cause to be given to Lender, written notice of the amount of such returned Inventory, and within 45 days after the end of each Fiscal Month a detailed list of the items returned during such period with a comparison of original cost versus return credit and a listing of any applicable penalties or restocking fees;

     (C) Within one (1) Business Day after any Credit Party's receipt thereof, such Credit Party shall notify Lender of such Credit Party's receipt of notification from (i) any of its vendors that a particular compact disk, cassette tape or other item of Inventory is no longer included in such vendor's current catalogue (and thereafter such Credit Party shall return the affected Inventory to such vendor by the deadline specified by such vendor in its notice) or (ii) any of the Major Labels that such vendor has made a material adverse change in its inventory return policies or practices;

     (d)   (i)   Within twenty (20) days after the end of each
succeeding Fiscal Month, financial and other information for each Credit Party, certified by the chief financial officer of such Credit Party, including, without limitation, (w) internally-prepared consolidated and consolidating statements of income and cash flow and balance sheets of the Credit Parties, each of which providing comparisons to budget and the prior year's equivalent period, as well as a detailed Inventory report by product mix, a report of store-by-store operating results, a detailed report of all taxes or other Charges owed (including copies of all sales tax reports) and a detailed report of all returns of Inventory to vendors made for such period, (x) the certification of the chief executive officer or chief financial officer of such Credit Party that all such financial statements are complete and correct and present fairly in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes) the financial position, the results of operations and the statements of cash flow of Borrower and its Subsidiaries as at the

                     SCHEDULE 4.1 - Page 1
end of such month and for the period then ended, and that there was no Default or Event of Default in existence as of such time,
(y) a management discussion and analysis outlining financial trends and significant events affecting the Credit Parties and comparing such Credit Party's performance to budget for that period and comparing such Credit Party's performance for that period to the corresponding period from the prior year, and (z) a certificate of such Credit Party's chief executive or financial officer in reasonable detail showing the calculations used in determining such Credit Party's compliance as of the end of such month with the financial covenants set forth on SCHEDULE 6.11;

          (ii) Within forty-five (45) days after the end of each succeeding Fiscal Quarter, financial and other information for each Credit Party, certified by the chief financial officer of such Credit Party, including, without limitation, (w) unaudited balance sheets as of the close of such Fiscal Quarter and the related statements of income and cash flow for that portion of the Fiscal Year ending as the close of such Fiscal Quarter, (x) unaudited statements of income and cash flows for such Fiscal Quarter, in each case setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments), (y) a management discussion and analysis outlining financial trends and significant events affecting the Credit Parties and comparing such Credit Party's performance to budget for that period and comparing such Credit Party's performance for that period to the corresponding period from the prior year, and (z) a certificate of such Credit Party's chief executive or financial officer in reasonable detail showing the calculations used in determining such Credit Party's compliance as of the end of such quarter with the financial covenants set forth on SCHEDULE 6.11;

          (e) Within thirty (30) days after the end of each Fiscal Quarter, or more frequently upon Lender's request if a Default or Event of Default has occurred and is continuing under the Credit Agreement, updated Inventory valuations prepared by Steve Buxbaum or such other independent appraiser of recognized standing acceptable to Lender;

          (f) Within ninety (90) days after the end of each Fiscal Year, audited consolidated financial statements of Borrower, consisting of balance sheets and statements of income and retained earnings and cash flows, setting forth in comparative form in each case the figures for the previous Fiscal Year, which financial statements shall be prepared in accordance with GAAP, certified (only with respect to the financial statements) without qualification by a firm of independent certified public accountants of recognized national standing selected by Borrower and acceptable to Lender, and accompanied by
(i) a schedule in reasonable detail showing the calculations used in determining Borrower's compliance with the financial covenants set forth on SCHEDULE 6.11, (ii) a report from such accountants to the effect that in connection with their audit examination, nothing has come to their attention to cause them to believe that a Default or Event of Default has occurred, (iii) the annual letter from Borrower's

                   SCHEDULE 4.1 - Page 2
chief executive or financial officer to such accountants in connection with their audit examination detailing Borrower's and its Subsidiaries' contingent liabilities and material litigation matters involving Borrower or any of its Subsidiaries, and (iv) a certification of the chief executive officer or chief financial officer of Borrower that all such financial statements are complete and correct and present fairly in accordance with GAAP the financial position, the results of operations and the statements of cash flow of Borrower and its Subsidiaries as at the end of such year and for the period then ended and that there was no Default or Event of Default in existence as of such time;

          (g) Not less than thirty (30) days after the end of each Fiscal Year, an operating plan for each Credit Party for the following year as approved by its board of directors together with a complete statement of the assumptions on which such plan is based, and which plan shall include such Credit Party's monthly balance sheet, income statement and cash flow statement;

          (h) Not less than thirty (30) days' prior written notice of the opening or closing of any store by any Credit
Party;

          (i) As soon as practicable, but in any event within two (2) Business Days after any Credit Party becomes aware of the existence of any Default or Event of Default, or any development or other information which could have or result in a Material Adverse Effect, telephonic or telegraphic notice by such Credit Party to Lender specifying the nature of such Default or Event of Default or development or information, including the anticipated effect thereof, which notice shall be promptly confirmed in writing within five (5) days;

          (j) Within five (5) days after the date of the filing thereof, copies of all federal, state and local tax returns, information returns and reports in respect of income, franchise or other taxes on or measured by income (excluding sales, use or like taxes) filed by Borrower or any of its Subsidiaries;

          (k) As often as Lender may request, such statements and schedules further identifying and describing the Collateral and such other reports in connection therewith as Lender may reasonably request, all in reasonable detail;

          (l) Promptly upon learning thereof, Borrower and each other Credit Party shall advise Lender in reasonable detail of
(i) any material Lien (other than as permitted under SECTION 6.7) or attaching to or asserted against any of the Collateral, (ii) any material change in the composition of the Collateral or (iii) the occurrence of any other event which could have or result in a Material Adverse Effect upon the Collateral and/or Lender's Liens thereon;

          (m) (i) By the fifth (5th) day of each calendar month, a Rent Payment Certificate, duly completed and executed on behalf of Borrower by the chief executive officer or

                    SCHEDULE 4.1 Page 3
the chief financial officer of Borrower (or duly completed and executed on behalf of D S Latino by the chief executive officer or the chief financial officer of D S Latino, as the case may
be), certifying that, with respect to each of the Uncovered Leased Locations shown on such certificate, such Credit Party has sent to the lessor of such location (or its agent) a check for the full rental payment due for such month and that either such check has been paid or such Credit Party has adequate funds available to pay such check when it is presented for payment, and
(ii) by the tenth (10th) day of each calendar month, a written report (which may be faxed to Lender) from such Credit Party confirming which of the rent checks for the Uncovered Leased Locations for such month have been paid as of such date;

          (n) Within ten (10) days after the end of each Fiscal Month, a report on the Credit Parties' Inventory and accounts payable as of the end of such period, including a reconciliation of perpetual inventory to general ledger and to the Borrowing Base, the results of monthly physical inventories, a detailed report of Inventory by product line, a report of Inventory turnover compared to the prior year and to budget (for the month and for the year-to-date), a report of the value of Inventory by location, a reconciliation of accounts payable to the general ledger, an accounts payable roll-forward, and a report on accounts payable turnover compared to the prior year and to budget (for the month and the year-to-date).

          (o) On the last Business Day of each calendar week, an aging of the Credit Parties' accounts payable;

          (p) Concurrently with the delivery thereof to MF, a copy of each Borrowing Capacity Certificate and Inventory valuation report delivered by Borrower under the MF Credit
Agreement;

          (q)   Promptly upon their becoming available, copies of
(i) all Financials, reports, notices and proxy statements made publicly available by any Credit Party to its security holders; and (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by any Credit Party with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority; and

          (r) Such other information respecting Borrower's and any other Credit Party's business, financial condition, management, operations, licenses, permits, or prospects as Lender may, from time to time, reasonably request.

                     SCHEDULE 4.1 - Page 4

                     REVISED SCHEDULE 6.7
                              to
                       CREDIT AGREEMENT
                 Dated as of May 22, 1996,
              as amended as of October 3, 1997

                             LIENS

     (a) The following financing statements and the Liens perfected thereby:

  FILING              FILE          DATE                                 SECURED
  OFFICE               NO.          FILED            DEBTOR              PARTY
Secretary of State    95-222633     November 1995    Spec's Music Inc.   AT&T Credit Corp.
of Florida
Secretary of State    94-144051     July 18, 1994    Spec's Music Inc.   NCR Credit Corp.
of Florida
Secretary of State    96000007828   April 30, 1996   Spec's Music Inc.   General Electric
of Florida                                                                Capital Corp.
Secretary of State    970000103902  May 13, 1997     DS Latino Inc.      General Electric
of Florida                                                                Capital Corp.


          (b) The MF Liens in favor of MF and filed against Spec's Music, Inc. and D S Latino, Inc. to secure the MF
Obligations but only if and for so long as the Intercreditor
Agreement is in effect.






















                        SCHEDULE 6.7

                    REVISED SCHEDULE 6.11
                               to
                       CREDIT AGREEMENT
                  Dated as of May 22, 1996,
               as amended as of October 3, 1997

                      FINANCIAL COVENANTS


          Borrower shall not breach or fail to comply with any of the following covenants, each of which shall be calculated on a consolidated basis in accordance with GAAP consistently applied:

          (a)  MINIMUM EBITDA.  Borrower's EBITDA for each
     Fiscal Month ending on or after September 30, 1997
     (measured on a cumulative basis from September 1, 1997 for each such Fiscal Month) shall be not less than the amount shown below for such period:


         FISCAL MONTH ENDING          MINIMUM EBITDA

         September 30, 1997             ($292,000)
         October 31, 1997                (266,000)
         November 30, 1997               (107,000)
         December 31, 1997               1,068,000
         January 31, 1998                1,305,000
         February 28, 1998               1,415,000
         March 31, 1998                  1,624,000
         April 30, 1998                  1,694,000
         May 31, 1998                    1,772,000
         June 30, 1998                   1,814,000
         July 31, 1998                   1,880,000

     (b)     MINIMUM ADJUSTED TANGIBLE NET WORTH. Borrower's
Adjusted Tangible Net Worth as of the end of each Fiscal Month ending on or after September 30, 1997 shall be not less than the amount shown below for such month:

                                       MINIMUM ADJUSTED
         FISCAL MONTH ENDING          TANGIBLE NET WORTH

         September 30, 1997              $9,661,000
         October 31, 1997                 9,314,000
         November 30, 1997               9,281,000
         December 31, 1997              10,232,000
         January 31, 1998               10,248,000
         February 28, 1998              10,043,000
         March 31, 1998                 10,019,000
         April 30, 1998                  9,752,000
         May 31, 1998                    9,500,000
         June 30, 1998                   9,188,000
         July 31, 1998                   8,922,000

     (C) MINIMUM FIXED CHARGE COVERAGE RATIO. Borrower shall have a Fixed Charge Coverage Ratio for each Fiscal Month ending on or after November 30, 1997 (measured on a cumulative basis from September 1, 1997 for each such Fiscal Month) of not less than the amount shown below for such period:

                                 MINIMUM ADJUSTED FIXED
       FISCAL MONTH ENDING       CHARGED COVERAGE RATIO

        November 30, 1997               0.1 to 1.0
        December 31, 1997 or            1.5 to 1.0
          thereafter


     (d) MINIMUM CURRENT RATIO. Borrower shall have a Current Ratio as of the end of each Fiscal Month ending on or after September 30, 1997 of not less than the amount shown below for such period:

          FISCAL MONTH ENDING    MINIMUM CURRENT RATIO

          September 30, 1997          1.0 to 1.0
          October 31, 1997            1.1 to 1.0
          November 30, 1997           1.1 to 1.0
          December 31, 1997           1.1 to 1.0
          January 31, 1998            1.1 to 1.0
          February 28, 1998 or        1.2 to 1.0
            thereafter

     (e) MAXIMUM CAPITAL EXPENDITURES. The Credit Parties shall not make Capital Expenditures that exceed in aggregate amount the sum of $150,000 for any Fiscal Quarter of Borrower ending on or after October 31, 1997.

                            SCHEDULE 6.11

     (f) MAXIMUM FIFO INVENTORY. The Credit Parties' total inventory (as determined on a first-in, first-out basis) as of the end of any Fiscal Month ending on or after September 30, 1997 shall not exceed the amount shown below for such period; PROVIDED, however, that in the event any Credit Party closes any of its stores, each such limit shall be reduced by the average of the 12 month-end inventory levels of such store commencing with the month-end prior to Lender's receipt of notice from Borrower of the closing of such store:

     FISCAL MONTH ENDING      MAXIMUM FIFO INVENTORY

     September 30, 1997             $17,055,000
     October 31, 1997                17,342,000
     November 30, 1997               17,342,000
     December 31, 1997 or            15,042,000
       thereafter


     (g) ADDITIONAL MAXIMUM INVENTORY COVENANT. The Credit Parties' total inventory (as determined on a first-in, first-out basis) as of the end of any Fiscal Month ending on or after December 31, 1997 shall not exceed the sum of (i) the Credit Parties' accounts payable as of such date plus (ii) the aggregate outstanding principal balance as of such date of the Revolving Credit Loans, the Letter of Credit Obligations and the MF Loans.

























                       SCHEDULE 6.11

                  CLOSING CERTIFICATE OF BORROWER

     The undersigned officer of  SPEC'S MUSIC, INC. (the
"Borrower"), a Florida corporation, hereby certifies and covenants in his or her representative capacity on behalf of the Borrower as follows:

     1. Unless otherwise expressly defined herein, all capitalized terms used herein shall have the meanings given such terms in the Credit Agreement, dated as of May 22, 1996, as amended, between Borrower and General Electric Capital Corporation (the "CREDIT AGREEMENT"). This Certificate is being executed and delivered pursuant to that certain First Modification of Credit Agreement, dated as of October 3, 1997, between General Electric Capital Corporation and Borrower (the "MODIFICATION").

     2. Each of the representations and warranties made by the Borrower set forth in the Credit Agreement, the Modification and the other Loan Documents executed by Borrower are true and correct in all material respects on and as of the date of this Certificate (except to the extent that any such representation or warranty expressly relates to a prior specific date or period).

     3. The Borrower is in compliance with all the terms and provisions set forth in the Credit Agreement as amended by the Modification on and as of the date of this Certificate.

     4. No Default or Event of Default has occurred and is continuing on and as of the date of this Certificate and after giving effect to the Modification.

     5. Except as disclosed on SCHEDULE 3.14 to the Credit Agreement, there is no action or proceeding instituted or pending before any court or governmental authority or, to the knowledge of the Borrower, threatened (i) which reasonably could be expected to have a Material Adverse Effect, or (ii) which seeks to prohibit or restrict Borrower's ownership or operation of any material portion of its business or assets or compel Borrower to dispose of or hold separate all or any material portion of its business or assets, and which reasonably could be expected to have a Material Adverse Effect.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate on behalf of the Borrower and affixed its corporate seal hereto, all as of this _2nd_ day of October 1997.




(CORPORATE SEAL)              /s/ DOROTHY J. SPECTOR
                          _________________________________________
                          Dorothy J. Spector, Secretary


     The undersigned officer of the above-named Borrower hereby further certifies in his or her representative capacity on behalf of the Borrower as follows:

      1. Attached hereto as EXHIBIT 1 is a true and correct copy of resolutions of the Board of Directors of the Borrower which were duly adopted as of October 2, 1997 (collectively, the "RESOLUTIONS"), and which authorize the execution, delivery and performance of the Modification, the Intercreditor Agreement and the Borrower Trademark Security Agreement described therein. The Resolutions were adopted in accordance with the Certificate or Articles of Incorporation and By-laws of the Borrower. A true, correct and complete copy of the Borrower's by-laws as in effect on this date (collectively, the "BY-LAWS") is attached hereto as
EXHIBIT 2. A true, correct and complete copy of the Borrower's Certificate or Articles of Incorporation as in effect on this date (collectively, the "ARTICLES") is attached hereto as EXHIBIT
3. The Resolutions, the By-Laws and the Articles are in full force and effect and have not been amended, altered or repealed as of the date hereof except as shown on such Exhibits.

     2. The persons named below are on the date hereof the duly elected and qualified incumbents of the offices of the Borrower set forth below next to their respective names, and the signatures appearing at the right of their respective names below are the genuine signatures of such officers:

       NAME                   TITLE                 SIGNATURE

Ann S. Lieff           President              /s/ Ann S. Lieff
                       Chief Executive Officer
____________________   ____________________   ___________________

Donald A. Molta        Vice President         /s/ Donald A. Molta
                       Chief Financial Officer
                       Secretary
____________________   ____________________   ___________________

Dorothy J. Spector     Secretary              /s/ Dorothy J. Spector
____________________   ____________________   ___________________

Rosalind S. Zacks      Vice President         /s/ Rosalind S. Zacks
                       Treasurer, and Assistant
                       Secretary
___________________    ____________________   ____________________


     3. The corporate seal affixed to this Certificate, the Modification and the Intercreditor Agreement is the legally adopted, proper and only official corporate seal of the Borrower.

          IN WITNESS WHEROF, the undersigned has executed this Certificate on behalf of the Borrower and affixed its corporate seal hereto, all as of this _2nd_ day of October, 1997.




(CORPORATE SEAL)                /s/ DOROTHY J. SPECTOR
                              ___________________________________
                              Dorothy J. Spector, Secretary

                           Exhibit 1

                      Board Resolutions Of
                       Spec's Music, Inc.
                       (the "CORPORATION")

          Whereas, the Corporation has established certain loan facilities for its benefit under a Credit Agreement (the "CREDIT AGREEMENT"), dated as of May 22, 1996, between the Corporation and General Electric Capital Corporation (the "LENDER"); and

          WHEREAS, the Board of Directors of the Corporation deems it to be in the best interest of the Corporation and its shareholders that the Corporation enter into and execute the Modification;

          NOW, THEREFORE, BE IT RESOLVED, that the Modification, together with all transactions contemplated thereby, is hereby approved in its entirety; and

          FURTHER RESOLVED, that the chairman, the president or any vice president of the Corporation are each hereby severally authorized and directed to execute and deliver the Modification, which document shall be in substantially the same form as reviewed by the Board of Directors of the Corporation, but with such changes or additions thereto as any such officer shall deem to be in the best interest of the Corporation (the chairman's, the president's or any vice president's execution of the same containing any such changes or additions being deemed to evidence conclusively his or her decision that such changes or additions are in the best interest of the Corporation); and

          FURTHER RESOLVED, that the aforesaid officers of the Corporation are each hereby severally authorized and directed to do or to cause to be done all such other acts and things (including without limitation the execution and delivery of such intercreditor agreements, instruments, financing statements, fixture filings, certificates and other agreements or documents) as any such officer may deem necessary or desirable in order to carry out and effectuate fully the purposes of the foregoing resolutions.

                 TRADEMARK SECURITY AGREEMENT


     THIS AGREEMENT is made as of the 3rd day of October, 1997, between SPEC'S MUSIC, INC., a Florida corporation, having a mailing address at 1666 N.W. 82nd Avenue, Miami, Dade County, Florida 33126 ("DEBTOR"), and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation having an office at Suite 600, 3379 Peachtree Road, N.E., Atlanta, Georgia 30326 ("Lender").

                       STATEMENT OF FACTS

     In order to induce Lender to extend credit and other financial accommodations to Debtor under the Credit Agreement dated as of May 22, 1996 between Debtor and Lender (as the same may hereafter be amended, restated, supplemented or replaced from time to time, the "CREDIT AGREEMENT"), Debtor has agreed to grant to Lender a security interest in certain trademark rights and related assets of Debtor in accordance with the terms of this Agreement.

     In consideration of the foregoing premises and other good and valuable consideration, Debtor hereby agrees that all capitalized terms used herein (and not otherwise expressly defined herein) shall have the meanings given such terms in the Credit Agreement and Debtor and Lender hereby further agree as follows:

                    Statement of Terms

     1. GRANT OF SECURITY INTEREST. To secure the complete and timely satisfaction of all of Debtor's obligations hereunder, as well as to secure all of the rights of Lender hereunder, and to secure the payment and performance of any and all Obligations (as such term is defined in the Credit Agreement) (all such obligations being herein collectively called the "SECURED OBLIGATIONS"), Debtor hereby grants to Lender a present and continuing security interest in the entire right, title and interest of Debtor in and to the trademark application(s), trademark(s), service mark application(s) and service mark(s) listed on SCHEDULE 1 attached hereto together with all goodwill of Debtor's business relating thereto and all other assets of Debtor necessary to produce the products for which such applications will be or such trademarks are used, including without limitation all proceeds thereof (such as, by way of example, license royalties and proceeds of infringement suits), the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all renewals, extensions and other proceeds thereof (collectively called the "TRADEMARKS").

     2. REPRESENTATIONS AND WARRANTIES. Debtor represents and warrants that as of the date hereof:

     (a) The Trademarks are subsisting and have not been adjudged invalid or unenforceable, in whole or in part, except where the failure of any of the foregoing to be true could not reasonably be expected to have a Material Adverse Effect;

     (b) Each of the Trademarks is valid and enforceable, except where the failure of any of the foregoing to be true could not reasonably be expected to have a Material Adverse Effect;

     (c) Debtor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each of the material Trademarks, free and clear of any liens, charges and encumbrances, including without limitation licenses and covenants by Debtor not to sue third persons, except for any Permitted Encumbrances;

     (d) Debtor has the unqualified right to enter into this Agreement and perform its terms; and

     (e) Except as set forth on SCHEDULE 1 attached hereto, Debtor has no rights, titles or interests in any trademarks or trademark applications.

     3. NO INCONSISTENT LICENSES. Debtor agrees that, so long as this Agreement is in effect, it will not enter into any agreement (for example, a license or assignment agreement) which is inconsistent with Debtor's obligations under this Agreement, without Lender's prior written consent.

     4. EVENT OF DEFAULT. The failure of Debtor to perform any of its obligations hereunder, any breach in any material respect of any representation or warranty of Debtor herein, or the occurrence of any Event of Default under (and as such term is defined in) the Credit Agreement will also constitute a default by Debtor under this Agreement after giving effect to any applicable cure periods expressly provided for in the Credit Agreement (herein referred to as an "EVENT OF DEFAULT").

     5. REMEDIES ON DEFAULT. If any Event of Default shall have occurred and be continuing, Lender shall have, in addition to all other rights and remedies given it by this Agreement, those allowed by law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in State of New York and, without limiting the generality of the foregoing, Lender may immediately, without demand of performance and without other notice or demand whatsoever to Debtor, sell at public or private sale or otherwise realize upon, the whole or from time to time any part of the Trademarks, or any interest which Debtor may have therein and, after deducting from the proceeds of sale or other disposition of the Trademarks all expenses (including all expenses for legal services) shall apply the residue of such proceeds toward the payment of the Secured Obligations (which application shall be made, first, to Lender's costs and expenses of such collection, sale or other disposition, including reasonable attorney's fees, and then to the payment of the other Secured Obligations then due to Lender. Debtor shall be liable for any deficiency remaining after the application of such proceeds. Any remainder of the proceeds after payment in full of the Secured Obligations shall be paid over to Debtor. If required by applicable law, notice of any sale or other disposition of the Trademarks shall be given to Debtor at least ten (10) days before the time of any intended public or private sale or other disposition of the Trademarks is to be made, which Debtor hereby agrees shall be reasonable notice of such sale or other disposition. At any such sale or other disposition Lender may, to the extent permissible under applicable law, purchase the whole or any part of the Trademarks sold, free from any right of redemption on the part of Debtor, which right is hereby waived and released.

     6. NO WAIVER. No course of dealing between Debtor and Lender, nor any failure to exercise, nor any delay in exercising, on the part of Lender, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

     7. SEVERABILITY. The provisions of this Agreement are several, and if any clause or provision shall be held invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

     8. Modification. This Agreement is subject to modification only by a writing signed by Debtor and Lender.

     9. BENEFIT OF AGREEMENT. The benefits and burdens of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties.

     10.     COLLATERAL DOCUMENT.  This Agreement is one of the
Collateral Documents (as such term is defined in the Credit
Agreement).

     11. Governing Law. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

     12. TERMINOLOGY; HEADINGS. All singular terms used herein shall include the plural and vice versa, and all pronouns used herein shall be deemed to cover all genders. All section headings used herein are for convenience of reference only and do not constitute a substantive part of this Agreement.

     13. TERMINATION OF AGREEMENT. This Agreement and the assignment and security interest conveyed hereunder shall remain in full force and effect until such time as the Credit Agreement is no longer in effect and no Secured Obligations for the payment of money are outstanding.

     14. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which counterparts when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same Agreement.

     15. EXPENSES; INDEMNITY. Debtor will promptly upon demand pay to Lender the amount of any and all expenses, including reasonable attorney's fees and fees of other experts, which Lender may from time to time incur in connection with (i) the administration of this Agreement, (ii) the preservation of or the sale or other disposition of or other realization upon any of the Trademarks, (iii) the exercise or enforcement of any of the rights of Lender hereunder or (iv) the failure by Debtor to perform or observe any of the provisions hereof. Debtor also hereby agrees to indemnify Lender and holds Lender harmless from and against any liability, loss, damage, suit, action or proceeding ever suffered or incurred by Lender as a result of (i) Debtor's failure to observe, perform or discharge Debtor's duties hereunder or (ii) Lender's holding or administering this Agreement or its rights, titles or interests in the Trademarks, unless with respect to any of the above, Lender is determined to have acted with gross negligence or to have engaged in willful misconduct. The obligations of Debtor under this paragraph 15 shall survive the termination of this Agreement.

     16. SECURITY AGREEMENT. Lender also has a Lien in the Trademarks under the terms of the Security Agreement (as such term is defined in the Credit Agreement), and this Agreement is intended to supplement such Security Agreement, but in the event of any inconsistency between the terms of this Agreement and those of such Security Agreement, the terms of such Security Agreement shall control, and Lender may elect to pursue its rights and remedies with respect to the Trademarks under either or both of this Agreement or such Security Agreement.


          [Remainder of page intentionally left blank]

     WITNESS the execution hereof under seal as of the day and year first above written.


(CORPORATE SEAL)             DEBTOR:

                             SPEC'S MUSIC, INC.


                             By: /S/ Donald A. Molta
                                 ---------------------------------
                               Title: VP/CFO
                                     ----------------------------


                             LENDER:

                             GENERAL ELECTRIC CAPITAL
                             CORPORATION


                             By: /S/ Timothy C. Huban
                                 ---------------------------------
                                 Authorized Signatory

STATE OF    GEORGIA
        --------------
COUNTY OF    FULTON
         -------------




              CERTIFICATE OF ACKNOWLEDGMENT


     Before me, the undersigned, a Notary Public in and for the state and aforesaid, on this 3rd of October, 1997, personally appeared ____Donald A. Molta_____, to me known personally, and who, being by me duly sworn, deposes and says that he is the ___Vice President_____ of SPEC'S MUSIC, INC. and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors, and said officer acknowledged said instrument to be the free act and deed of said corporation. He/She is personally known to me or has produced a ____FL Driver's License_____ as identification.


                                     /S/ Linda M. Butshen
                                   --------------------------------
                                    NOTARY PUBLIC


                                   MY Commission expires:


                                      [NOTARIAL SEAL]

                     SCHEDULE 1 TO
  TRADEMARK SECURITY AGREEMENT EXECUTED BY SPEC'S MUSIC, INC.


                          Reg.    Serial             Reg.  Filing
Trademark/Service Marks   Number  Number    Country  Date  Date
HITS ONLY                         75/271864   USA           4/9/97
D S Latino                        75/271865   USA           4/9/97
Design                            75/271866   USA           4/9/97
Design                            75/271867   USA           4/9/97
RAIZ LATINA                       75/271868   USA           4/9/97
EPICENTRO MUSICAL                 75/271869   USA           4/9/97
ORO LATINO                        75/271870   USA           4/9/97


                      SUBORDINATION AND
                    INTERCREDITOR AGREEMENT


     This agreement is made and entered into as of this 3rd day of October, 1997, among GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("GECC"), MUSIC FUNDING 1, LLC, a North Carolina limited liability company ("MF"), and SPEC'S MUSIC, INC. a Florida corporation (the "BORROWER").

In consideration of the mutual covenants set forth herein, the sum of $10.00 in hand paid by each party hereto to the other party hereto, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1. DEFINITIONS. (a) The following terms shall have the following meanings as used in this Agreement:

          "BORROWER" shall have the meaning set forth in the preamble to this Agreement and shall include such person's successors and permitted assigns and shall also include without limitation the Borrower acting as a debtor-in-possession in any Insolvency Proceeding.

          "BUSINESS DAY" shall have the meaning given such term in the GECC Credit Agreement.

          "COLLATERAL" shall mean any and all of the real and personal property of any and all of the Credit Parties, whether now owned or hereafter acquired, whether tangible or intangible, and wherever located, including, without limitation, any and all accounts, general intangibles, inventory, equipment, fixtures, documents, instruments, securities, and deposit accounts and monies of any and all of the Credit Parties, together with any and all Proceeds of any and all of the foregoing property.

          "CREDIT DOCUMENTS" shall mean the MF Documents or the GECC Documents, and in the case of each Creditor such term shall include, without limitation, any supplemental or replacement Credit Documents entered into or executed in connection with such Creditor's provision of financing to any Credit Party in its capacity as a debtor-in-possession in an Insolvency Proceeding.

          "CREDIT PARTIES" shall mean the Borrower and its Subsidiaries and shall also include without limitation any Credit
Party as a debtor-in-possession in any Insolvency Proceeding.

          "CREDITOR" and "CREDITORS" shall mean GECC and MF individually and collectively, respectively, and shall include each such person's respective successors and assigns.

          "ENFORCEMENT ACTION" shall mean, collectively or individually, for one or both of the Creditors: (i) to make demand for payment of or accelerate the maturity of any Indebtedness, (ii) take possession of or to collect any Collateral or any Proceeds thereof (other than GECC's collection of any Credit Party's accounts receivable prior to an Event of Default through any blocked or lock box account which may be contemplated by the GECC Documents), or (iii) commence the enforcement (by judicial proceedings or otherwise) of any of the rights and remedies with respect to any Collateral or the Proceeds thereof existing upon any Event of Default under any of the Credit Documents.

          "EVENT OF DEFAULT" shall mean any Default or Event of Default as any such term is defined or used in the MF Documents or the GECC Documents.

          "FEDERAL BANKRUPTCY CODE" shall mean the U.S.
Bankruptcy Code of 1978, as amended (11 U.S.C. Section 101 et seq.).

          "GECC" shall have the meaning given such term in the preamble to this Agreement and shall include its successors and assigns.

          "GECC BORROWING BASE" shall mean the Borrowing Base (as such term is defined in the GECC Credit Agreement).

          "GECC CREDIT AGREEMENT" shall mean the Credit
Agreement, dated as of May 22, 1996, between the Borrower and GECC, as the same may be amended. supplemented or restated from time to time.

          "GECC Documents" shall mean the GECC Credit Agreement and any and all notes, guaranties, security agreements, assignments, mortgages, pledge agreements, financing statements, fixture filings and other agreements, instruments or documents which govern, evidence or guaranty any of the GECC Indebtedness or which grant or convey any of the GECC Liens, and any extensions, renewals, or modifications of or replacements for any of such documents.

           "GECC INDEBTEDNESS" shall mean any and all indebtedness, obligations or liabilities which may be now or hereafter owing by any or all of the Credit Parties to GECC under any and all of the GECC Documents, whether direct or indirect, absolute or contingent, or joint or several, and whether for principal, interest, fees or other amounts.

          "GECC INTERESTS" shall have the meaning given such term in Section 7 hereof.

          "GECC Liens" shall mean any and all Liens on any or all of the Collateral which may be now or hereafter granted to GECC by any or all of the Credit Parties pursuant to any of the GECC
Documents to secure any or all of the GECC Indebtedness.

          "GECC OVERADVANCE" shall mean the amount, if any, by which the outstanding principal balance of the GECC Indebtedness shall at any time exceed the GECC Borrowing Base as in effect at such time.

          "GECC UNUSED BORROWING AVAILABILITY" shall mean the
Unused Borrowing Availability as such term is defined in the GECC
Credit Agreement.

          "INDEBTEDNESS" shall mean the MF Indebtedness or the GECC Indebtedness and, in the case of each Creditor, such term shall include, without limitation, any interest which would accrue on such Creditor's Indebtedness but for the filing by or against any Credit Party of any petition in bankruptcy and all other Indebtedness of any Credit Party to such Creditor which may be incurred in any Insolvency Proceeding of such Credit Party whether or not recoverable by such Creditor from such Credit Party or its estate under 11 U.S.C. Section 506.

          "INSOLVENCY PROCEEDING" shall mean any insolvency or receivership proceeding, or any proceeding under the Federal Bankruptcy Code, or any other proceeding under any other bankruptcy or insolvency laws or other laws relating to the relief of debtors or the readjustment, extension or composition of debts, and which is brought by or against any Credit Party.

          "LIEN" and "LIENS" shall have the meaning given such terms in the GECC Credit Agreement.

          "MAXIMUM GECC OVERADVANCE AMOUNT" shall mean, as of any date, an amount equal to the following: (i) if at such time the aggregate outstanding principal balance of the MF Indebtedness is equal to or greater than $1,000,000, the Maximum GECC Overadvance Amount shall be $700,000, or (ii) if at such time the aggregate outstanding principal balance of the MF Indebtedness is less than $1,000,000, the Maximum GECC Overadvance amount shall be equal to the lesser of (x) $1,000,000 or (y) the sum of $700,000 plus the amount (if any) by which the aggregate outstanding principal balance of the MF Indebtedness at such time is less than $1,000,000.

          "MF" shall have the meaning given such term in the preamble to this Agreement and shall include its successors and assigns.

          "MF CREDIT AGREEMENT" shall mean the Credit Agreement, dated as of October 3, 1997, between MF and Borrower, as the same may be amended, supplemented or restated from time to time.

          "MF DOCUMENTS" shall mean the MF Credit Agreement and any and all notes, guaranties, security agreements, assignments, mortgages, pledge agreements, financing statements, fixture filings and other agreements, instruments or documents which govern, evidence or guaranty any of the MF Indebtedness or which grant or convey any of the MF Liens, and any extensions, renewals, or modifications thereof or replacements therefor.

          "MF INDEBTEDNESS" shall mean any and all indebtedness, obligations or liabilities which may be now or hereafter owing by any or all of the Credit Parties to MF under any or all of the MF Documents, whether direct, indirect, absolute or contingent, or joint or several, and whether for principal, interest, fees or other amounts.

          "MF LIENS" shall mean any and all of the Liens on any or all of the Collateral which may be now or hereafter granted to MF by any or all of the Credit Parties pursuant to any of the MF
Documents to secure any or all of the MF Indebtedness.

          "PERSON" shall have the meaning given such term in the GECC Credit Agreement.

          "PROCEEDS" shall mean, with respect to any particular item or type of Collateral, whatever is received upon the sale, exchange, collection or other disposition of such Collateral or the Proceeds thereof as well as any amounts payable under any policy of insurance on account of any loss of or damage to such Collateral.

          "SPECIFIED DEFAULT CONDITION" shall mean the occurrence of any Default or Event of Default (as defined in the GECC Credit Agreement) under Section 8.1(a), (b) (but only with respect to Sections 1.7, 6.1, 6.2, 6.3, 6.6, 6.7, 6.8, 6.11, or Annex C of
or paragraphs (a) or (c) of Schedule 4.1 to the GECC Credit Agreement), (f), (g) or (h) of the GECC Credit Agreement.

          "SUBSIDIARY" shall have the meaning given such term in the GECC Credit Agreement.

          "TERMINATION DATE" shall have the meaning given such term in the GECC Credit Agreement.

          "TRIGGERING EVENT" shall mean the occurrence after the date of this Agreement of any of the following events: (i) if a GECC Overadvance of more than $500,000 shall occur; (ii) if either the inventory advance rate used to calculate the GECC Borrowing

Base shall be increased by GECC by four percentage points (4.0%) or more or if any lesser increase in such advance rate results in an increase of the GECC Borrowing Base of more than $500,000;
(iii) if GECC expressly agrees in writing to increase the maximum amount of credit available to the Borrower under the GECC Credit Agreement to more than $15,000,000 in aggregate principal amount at any one time; (iv) if GECC expressly waives in writing any payment default under the GECC Credit Agreement; (v) if GECC expressly agrees in writing to extend the due date of any scheduled payment on the GECC Indebtedness or increase any interest rates or fees payable under the GECC Documents; (vi) if GECC expressly agrees in writing to forebear from taking any Enforcement Action; (vii) if GECC expressly agrees in writing to release any material portion of the Collateral (other than inventory sold in the ordinary course of business or obsolete or unnecessary equipment or fixtures sold by any Credit Party in accordance with its historical business practices); (viii) if GECC expressly agrees in writing to release any Credit Party from liability for the GECC Indebtedness; (ix) if GECC elects to take any Enforcement Action; (x) if in any Insolvency Proceeding of any Credit Party GECC consents to the entry of an order for the use of "cash collateral" by such Credit Party or if GECC enters into a modification of the GECC Credit Agreement such that the revolving credit facility provided by it to the Borrower thereunder is converted to a debtor-in-possession financing facility; or (xi) in any Insolvency Proceeding of any Credit Party, GECC elects to vote in favor of or against any plan of reorganization proposed by such Credit Party or any other Person in such proceeding.

          "TRIGGERING EVENT NOTICE" shall have the meaning given such term in Section 7 hereof.

          "UCC" shall mean the Uniform Commercial Code as in effect on the date hereof in the state of the applicable jurisdiction.

               (b)  All other undefined terms used in this
Agreement shall, unless the context otherwise dictates, have the meanings given such terms in the UCC as in effect in the State of New York to the extent the same are used or defined therein.

          2.     PAYMENT SUBORDINATION.

               (a) From and after the date of this Agreement and thereafter so long as this Agreement is in effect, and unless
GECC expressly consents in writing to the contrary, the MF Indebtedness is not to be payable or prepayable, the maturity date thereof is not to be accelerated, no other action may be taken by MF to collect or enforce payment of the MF Indebtedness, and no payment or prepayment on account of any principal of, interest on, or other sums owing with respect to the MF
Indebtedness shall be made by the Borrower or received or retained by MF; PROVIDED, however, that (i) regularly scheduled payments of interest, fees or other amounts (other than principal) on the MF Indebtedness may be made by the Borrower and received and retained by MF if no Specified Default Condition has occurred and is then continuing (and GECC shall honor the Borrower's requests from time to time that GECC make advances on behalf of the Borrower under the GECC Credit Agreement to fund such scheduled payments subject to the terms and conditions of the GECC Credit Agreement), (ii) payments or prepayments of principal of the MF Indebtedness may be made by the Borrower and received and retained by MF if no Default or Event of Default has occurred and is then continuing, the aggregate outstanding principal balance of the MF Indebtedness is not less than $200,000 after giving effect to such payment or prepayment and the GECC Unused Borrowing Availability is not less than $1,250,000 after giving effect to such payment or prepayment, and (iii) the maturity of the MF Indebtedness may be accelerated upon the occurrence and during the continuation of any Event of Default described in Section 8.1(g) or 8.1(h) of the GECC Credit Agreement (but any such acceleration shall be subject to all of the other terms and conditions of this Agreement, including without limitation the payment subordination and turn-over provisions set forth in paragraph (b) below).

               (b) Should any payment or prepayment be received by MF as prohibited in subsection (a) above, MF forthwith shall deliver the same to GECC in precisely the form received (but with the endorsement of MF, without recourse, where necessary for the collection thereof by GECC) for application on the GECC Indebtedness, and MF agrees that, until so delivered, the same shall be deemed received by MF as agent and bailee for GECC and such payment or prepayment shall be held in trust by MF as property of GECC.

               (C)  No Creditor shall contest the validity,
enforceability or priority of any of the Indebtedness of the other Creditor under its Credit Documents, provided that such other Creditor's Indebtedness and the other Creditor's enforcement thereof are consistent with the other terms and conditions of this Agreement.

               (d) Subject to the fulfillment of the closing conditions for the MF Credit Agreement, MF agrees that its initial advance to the Borrower thereunder shall be in the amount of not less than $500,000, which initial advance may be repaid subject to the provisions of paragraph (a) above.

          3.     LIEN SUBORDINATION.

               (a) The relative priorities of the Creditors' Liens which are set forth in paragraph (b) below shall apply: (i) without regard to the time or order of creation, attachment or perfection of such Liens (including, without limitation, the order of filing of the Creditors' respective financing statements, fixture filings or any other documents) or the time or order of the execution and delivery of the Credit Documents; and (ii) with respect to the relative priorities and the creation or attachment of the Liens perfected by any party hereto on any of the Collateral or with respect to the creation or attachment of such Liens to the Proceeds of any of the Collateral or to the Proceeds of the Proceeds of any of the Collateral, notwithstanding anything to the contrary in the provisions of the UCC, the Federal Bankruptcy Code, any other bankruptcy, insolvency, or creditors' right law, or any other applicable law. However, notwithstanding anything in this Agreement to the contrary, the relative priorities specified in paragraph (b) below are expressly conditioned upon the non-avoidability and perfection of each Lien to which another Lien is subordinated hereunder. If the Lien to which another Lien is subordinated hereunder is not perfected or is avoidable for any reason, then the subordination and relative priority provisions set forth in this Agreement shall not be effective as to the particular item of property (and only as to such particular item of property) which is the subject of such unperfected or avoidable Lien.

               (b)  The GECC Liens on any or all of the
Collateral or the Proceeds thereof shall take priority over the MF Liens on such property, and MF hereby agrees that the MF Liens on any or all of the Collateral or the Proceeds thereof shall be and are hereby rendered subordinate and inferior in priority to the GECC Liens on such property.

               (C)  Except as expressly provided in this
Agreement, MF hereby agrees that GECC shall be entitled to manage the Collateral in accordance with GECC's usual practices, modified from time to time as it deems appropriate under the circumstances, and without any obligation to give MF prior notice thereof, and that GECC shall have no liability to MF for, and MF hereby waives any claim which it may now or hereafter have against GECC arising out of, any or all actions which GECC, without violation of this Agreement, gross negligence or willful misconduct on its part, takes or omits to take with respect to the Collateral or any portion or Proceeds thereof (including, without limitation, actions or inactions with respect to the maintenance, preservation or insuring of any of the Collateral, or the sale, exchange or the disposition of or foreclosure upon any of the Collateral, or the collection, settlement or compromise of any of the Collateral, or any customer dispute pertaining thereto, or the settlement or adjustment of any insurance claim with respect to any of the Collateral).

               (d) Each Creditor hereby consents to the other Creditor's receipt of a Lien in any or all of the Collateral under such other Creditor's Credit Documents. No Creditor shall contest the validity, perfection, priority or enforceability of any Lien in any of the Collateral granted to the other Creditor under its Credit Documents provided that such other Creditor's Lien and the other Creditor's enforcement thereof are consistent with the other terms and conditions of this Agreement.

               (e) If any Creditor obtains possession of any item of chattel paper, documents, instruments or certificated securities evidencing or constituting any of the Collateral, such Creditor shall hold the same as agent and bailee for the other Creditor for purposes of perfecting such other Creditor's Liens therein by such possession; provided that (i) such agency and bailment shall not give rise to a fiduciary relationship between such Creditors; (ii) if MF obtains possession of any such Collateral prior to the Termination Date, MF shall promptly delivery the same into the possession of GECC, and (iii) if GECC has possession of any of such Collateral on the Termination Date, GECC shall promptly delivery the same into the possession of MF (but prior to such date, GECC may exercise its rights and remedies with respect to such Collateral in accordance with the GECC Documents including its right to sell or otherwise dispose of such Collateral).

               (f) MF shall not assert or enforce any right it may have to marshall the Collateral (or any part thereof or Proceeds thereof) upon any foreclosure thereof by GECC. In any Insolvency Proceeding of any Credit Party, MF agrees that it shall not oppose any cash collateral order which GECC proposes to consent to in such Insolvency Proceeding or any post-petition financing which GECC proposes to provide such Credit Party in such Insolvency Proceeding so long as such order or financing is consented to or provided by GECC (as the case may be) pursuant to and in compliance with Section 7(e) hereof.

          4.   INSOLVENCY, LIQUIDATION OR DISSOLUTION
PROCEEDINGS. (a) GECC shall have the right and is hereby empowered to vote the full amount of the MF Indebtedness in any Insolvency Proceeding of any Credit Party and at any meeting of creditors of any Credit Party whether or not such meeting is held in an Insolvency Proceeding of such Credit Party, provided that such action is taken by GECC in a manner which is consistent with the other terms and conditions of this Agreement. In any of the foregoing proceedings or at any of the foregoing meetings, GECC shall be entitled to vote the MF Indebtedness as GECC in its sole discretion shall determine without regard to the interests of anyone other than GECC, provided that such action is taken by GECC in a manner which is consistent with the other terms and conditions of this Agreement. In any Insolvency Proceeding of any Credit Party, GECC shall be entitled to collect and enforce the MF Indebtedness and to receive any distributions, dividends or other payments upon the MF Indebtedness by filing such claim, proof of debt or proof of claim as appropriate in the proceeding, in GECC's name or MF's name, provided that such action is taken by GECC in a manner which is consistent with the other terms and conditions of this Agreement. GECC or any officer or employee designated by GECC for such purpose is hereby constituted and appointed attorney-in-fact for MF with full power (which power, being coupled with an interest, shall be irrevocable so long as this Agreement is in effect) to vote the MF Indebtedness in any Insolvency Proceedings and at any meeting of any Credit Party's creditors and to file any claim, proof of debt or proof of claim in any such proceeding, and to endorse MF's name upon any instruments given as a payment on or distribution in connection with the MF Indebtedness, provided that such action is taken by GECC in a manner which is consistent with the other terms and conditions of this Agreement.

               (b) In the event of any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of any Credit Party or the proceeds thereof, in whatever form, to creditors of such Credit Party, or upon any indebtedness of such Credit Party, by reason of the liquidation, dissolution or other winding up of such Credit Party or such Credit Party's business, or by reason of any Insolvency Proceeding, then and in any such event, any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any or all of the MF Indebtedness (including without limitation any such payment or distribution which may be payable or deliverable by virtue of the provisions of any securities which are subordinate and junior in right of payment to the MF Indebtedness) shall be paid or delivered directly to GECC for application on the GECC Indebtedness until the GECC Indebtedness shall first have been fully paid and satisfied and before any payment is made on the MF Indebtedness.

          5. CREDITOR DUE DILIGENCE. Each Creditor hereby acknowledges that it will, independently and without reliance upon the other Creditor and based upon such documents and information as such Creditor deemed appropriate from time to time, make and continue to make its own credit decisions in connection with this Agreement, the Credit Parties, its Credit Documents, its Obligation, its Liens, the Collateral and all other aspects of its extensions of credit to the Credit Parties. Without limiting the generality of the immediately preceding sentence, it is contemplated that GECC may, from time to time and upon MF's request, provide MF with copies of Borrowing Base reports and GECC's adjustments thereto as well as certain other Collateral reports prepared by Borrower or GECC for GECC's use in administering its Indebtedness and Liens, and MF hereby acknowledges and agrees that any such reports have been or will be prepared or reviewed by GECC solely for its own benefit and GECC shall make no representations or warranties to MF with respect to and shall have no other responsibility to MF for the accuracy or completeness of such reports.

          6. ENFORCEMENT ACTIONS; NOTICE OF DEFAULTS. a) Except as expressly provided in Section 7 below, GECC may, at its option, take any Enforcement Action to foreclose or realize upon or enforce any of its rights with respect to the Collateral or any Proceeds thereof without the consent of or notice to MF and MF hereby agrees that (i) any such Enforcement Action shall be deemed to be "commercially reasonable" under the UCC, (to the extent the UCC applies to the Collateral), so long as such Enforcement Action is taken in good faith, without gross negligence or willful misconduct, in accordance with the GECC Credit Documents, and in an manner consistent with the other terms and conditions of this Agreement, and (ii) MF shall not take any Enforcement Action with respect to the Collateral or any Proceeds thereof without GECC's prior written consent; PROVIDED, however, that nothing contained herein shall be deemed to prohibit MF from intervening or participating in any judicial or bankruptcy proceeding to the extent necessary to preserve or protect its interests.

               (b)  Each of the Creditors shall use its
reasonable efforts to provide the other Creditor with prompt written notice of the occurrence of any Default or Event of Default under the first Creditor's Credit Documents, but any Creditor's failure to provide such notice to the other Creditor shall not give rise to any liability on the part of the first Creditor.

          7. TRIGGERING EVENTS, PURCHASE OPTIONS, ETC.(a) Promptly after GECC's acquiring actual knowledge of the occurrence of any Triggering Event, GECC shall provide MF with written notice of such occurrence (a "TRIGGERING EVENTS NOTICE"), and subject to the terms and conditions hereof, MF thereafter shall have the right (but not the obligation) to purchase all (but not less than all) of GECC's rights, titles and interests in, to and under the GECC Credit Documents, the GECC Indebtedness and the GECC Liens (collectively, the "GECC INTERESTS") for a purchase price, which shall be payable in United States dollars by wire transfer of immediately available funds on the date of such purchase, in an amount equal to the aggregate outstanding balance of all of GECC's Indebtedness (including principal, interest, fees and other amounts) as of the date of such purchase. In the event MF elects to purchase the GECC Interests hereunder after its receipt of a Triggering Event Notice, MF shall give GECC written notice of such election within ten (10) Business Days after MF's receipt of such Triggering Event Notice and such purchase shall be closed on the fifth (5th) Business Day after GECC's receipt of such purchase notice from MF. At such closing, upon payment of the purchase price by MF to GECC in the manner and in the amount specified above, GECC shall deliver to MF (or its designee) the executed originals of the GECC Credit Documents then in GECC's possession together with (i) GECC's endorsement (or assignment if requested by MF) without recourse of any promissory note from the Borrower held by GECC as evidence of the GECC Indebtedness, (ii) UCC financing statement assignments duly executed by GECC in favor of MF (or its designee) with respect to any and all financing statements or fixture filings filed by GECC on any Credit Party in connection with the perfection of the GECC Liens, (iii) a written assignment of the GECC Interests, which assignment shall be in the form of EXHIBIT A attached hereto, duly executed by GECC in favor of MF (or its designee), and (iv) any of the Collateral in the form of chattel paper or instruments (within the meaning of the UCC) that may be then in the possession of GECC.

               (b) Any purchase of the GECC Interests by MF from GECC shall be made without recourse against GECC and without any representations or warranties by GECC (except that GECC shall be deemed to have represented and warranted to MF, or its designee, that as of the closing of such purchase GECC will have good title to the GECC Interests and will not have sold, assigned or otherwise transferred any of the same to any person other than MF or its designee), and MF shall purchase the GECC Interests from GECC on an "AS IS" and "WHERE IS" basis. MF hereby acknowledges that, in the event it elects to purchase the GECC Interests from GECC hereunder, such purchase will be made by MF in reliance upon its own independent investigation of the Credit Parties' condition and creditworthiness, the Collateral's value, the GECC Liens' perfection and priority, and the GECC Credit Documents' validity and enforceability and not in reliance upon any information, representations or advice provided by GECC.

               (C) In the event MF (or its designee) purchases the GECC Interests from GECC in accordance with and subject to the terms and conditions of this Agreement, GECC shall from time to time thereafter, upon reasonable request and at the expense of MF (or its designee), execute such additional notices, assignments and other similar documents as MF (or its designee) may reasonably request in order to more fully effectuate such purchase.

               (d) MF will indemnify and hold GECC harmless from and against any losses, damages or expenses (including attorney's fees, court costs and other litigation expenses) which may be incurred or suffered by GECC in its capacity as the former holder of the GECC Interests as a result of any actions or omissions on the part of MF (or its designee) which occur on or after the date of the closing of the purchase of all of the GECC Interests from GECC by MF (or its designee) pursuant to this Section 7 and which relate to MF's (or its designees) receipt, administration, modification, collection or other enforcement of any of the GECC Interests; PROVIDED, HOWEVER, that GECC shall not be entitled to any indemnification under this paragraph for any loss, damage or expense such person incurs solely as a result of its own gross negligence or willful misconduct. MF's indemnity obligations under this paragraph shall survive any termination of this Agreement.

               (e) Notwithstanding anything in this Agreement to the contrary, GECC shall not, without the express prior written consent of MF, (i) make any loan or other extensions of credit to any Credit Parties other than under the revolving credit facility provided under the GECC Credit Agreement or agree to permit the maximum amount of credit available to the Borrower under the Credit Agreement to be increased to more than $15,000,000 in aggregate principal amount at any one time or agree to permit a GECC Overadvance to occur at any time in an amount which exceeds the Maximum GECC Overadvance Amount as then in effect (except that (x) GECC shall not be required to obtain MF's consent to GECC's converting such revolving credit facility into a debtor-in-possession financing facility with any Credit Party if there is no increase in the inventory advance rates for or in the maximum credit available under such debtor-in-possession financing facility and (y) GECC shall not be required to obtain MF's consent to GECC's providing any loans or credit to any Credit Party as a debtor-in-possession in an Insolvency Proceeding, which loans may be made in such amounts and at such inventory advance rates as may be acceptable to GECC, if GECC determines in good faith that it needs to provide such financing in order to prevent another lender from providing such financing on terms which would result in such other lender having a lien on the Collateral with priority over the GECC Liens thereon), or
(ii) expressly agree in writing to extend the final maturity date of the GECC Indebtedness by more than ninety (90) days.

          8. WAIVERS. Except as expressly provided in this Agreement, each of the Creditors hereby expressly waives the following on the part of the other Creditor: diligence in protection or collection of any Collateral or Indebtedness; presentment; demand; protest; notice to any and all persons of protest; demand; default; nonpayment; the creation or existence of any Indebtedness or any Collateral therefor; or of any extensions of credit or indulgences to the Borrower; or of any other matters or things whatsoever relating hereto or thereto.

          9. EXERCISE OF RIGHTS. Except as expressly set forth in Section 7 above, GECC may exercise all of its rights with respect to any or all of the Collateral or the Proceeds thereof without any obligation to MF until there has been full payment and performance of the GECC Indebtedness and a termination of its Liens on such property, GECC shall be entitled to manage and supervise its Indebtedness and the Collateral and the Proceeds thereof in accordance with applicable law and its practices in effect from time to time without regard to the existence of the MF Liens, and GECC shall have no liability to MF for (i) any and all actions which GECC, in compliance with this Agreement and in good faith, takes or omits to take with respect to its Indebtedness or the Collateral or the Proceeds thereof (including without limitation actions with respect to creation, perfection or continuation of its Liens in any of the Collateral), the occurrence of any default with respect to any such Indebtedness, the foreclosure upon, sale, release or depreciation of, or any failure to realize upon, any of the Collateral or the Proceeds thereof, and the collection of any of its Indebtedness from any Credit Party or any other party), and (ii) any election of the application of Section 1111(b)(2) of the Federal Bankruptcy Code.

          10. PLEDGE OR TRANSFER OF MF INDEBTEDNESS. MF agrees not to assign, transfer, pledge, or grant a security interest in all or any part of the MF Indebtedness or the MF Liens unless (i) such assignment, transfer, pledge or grant is made expressly subject to this Agreement and (ii) MF's assignee, transferee, pledgee or grantee expressly agrees in writing to assume MF's obligations hereunder. MF shall place on any and all promissory notes, agreements or other instruments or documents evidencing the MF Indebtedness or granting the MF Liens a legend, in form and substance satisfactory to GECC, stating that such notes, agreements or other instruments or documents are subordinated pursuant to this Agreement.

          11.   CONTINUING AGREEMENT AND TERMINATION.

               (a) This Agreement is a continuing agreement and this Agreement shall remain in full force and effect until the Termination Date regardless of whether the GECC Indebtedness is from time to time reduced and thereafter increased or entirely extinguished and thereafter reincurred or incurred anew. This Agreement shall remain in full force and effect and shall be irrevocable until and shall terminate on the Termination Date.
No notice purporting to terminate this Agreement which is received by GECC at any time prior to the Termination Date shall be effective, in any manner or at any time whatsoever, to terminate this Agreement.

               (b) This Agreement shall be and remain absolute and unconditional under any and all circumstances and, except as expressly provided in Section 7 or Section 9 hereof, no act or omission on the part of any Creditor shall affect or impair the terms or conditions hereof. Without limiting the generality of the foregoing, and except as expressly provided in Section 7 or
Section 9 above, GECC may change any of the terms of the GECC Credit Agreement or any of the other GECC Documents, may grant renewals, extensions or other indulgences of or with respect to GECC Indebtedness or the Collateral or take any action for the enforcement of, or waive any rights with respect to, any of the GECC Indebtedness or the Collateral, all without any requirement on GECC's part that it give notice of the same to MF or obtain MF's consent thereto and all without affecting, impairing or releasing any of MF's obligations under this Agreement.

               (C) Notwithstanding anything in this Agreement to the contrary, this Agreement shall terminate upon MF's (or its designee's) purchase of all of the GECC Interests from GECC and GECC's receipt of the purchase price therefor pursuant to Section 7 of this Agreement.

          12. RIGHTS AGAINST OTHER CREDITORS. This Agreement shall not modify, affect or impair in any way any of the rights and priorities of the Creditors relative to any of the rights and priorities of any other creditors (unsecured or secured) of any or all of the Credit Parties.

          13. CREDIT PARTIES' ACKNOWLEDGMENTS, CONSENTS AND AGREEMENTS. The Borrower hereby acknowledges and consents (on behalf of itself and all other Credit Parties) to the execution, delivery and performance of this Agreement by MF and GECC and the Borrower further agrees (on behalf of itself and all other Credit Parties) to be bound by the provisions of this

Agreement as they relate to the relative rights, remedies and priorities of MF and GECC and the respective obligations of the Credit Parties to them; PROVIDED, however that nothing in this Agreement shall amend, modify, change or supersede the respective terms of any of the GECC Indebtedness or the MF Indebtedness as between the Credit Parties, on the one hand, and GECC or MF, on the other hand, and in the event of any conflict or inconsistency between the terms of this Agreement and those of any agreement, note or other document evidencing or securing any of the GECC Indebtedness, the MF Indebtedness or the Collateral, the provisions of such other agreement, instrument or document shall govern as between the Credit Parties, on the one hand, and GECC or MF (as the case may be), on the other hand, and the Borrower further agrees (on behalf of itself and the other Credit Parties) that this Agreement shall not give any Credit Party any substantive rights relative to GECC or MF and the Credit Parties shall not be entitled to raise any actions or inactions on the part of GECC or MF hereunder as a defense, counterclaim or other claim against such party.

          14.   MISCELLANEOUS.

               (a) Wherever possible, each provision of this Agreement is to be interpreted in such manner as to be effective and valid under applicable law, but if any provision hereof is prohibited or invalid under such law, such provision is to be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

               (b) This Agreement shall be binding upon and shall inure to the benefit of GECC, MF, the Credit Parties and their respective successors and assigns. Without limiting the generality of the immediately preceding sentence, any person or entity whose loans or advances to any Credit Party hereafter are used to refinance in full the GECC Indebtedness or the MF Indebtedness shall be deemed for purposes of this Agreement to be the assignee of and successor to GECC or MF (as the case may be), and from and after the date of any such refinancing in full of GECC Indebtedness or the MF Indebtedness (as the case may be) such person or entity shall be deemed a party hereto in the place and stead of GECC or MF (as the case may be) as if such person or entity had been the original signatory hereto and any and all loans, advances, liabilities, covenants and duties at any time or times owing by any or all of the Credit Parties to such successor to GECC, whether direct or indirect, secured or unsecured, due or to become due, or then existing or thereafter arising, shall be deemed for all purposes hereunder to constitute and be the GECC Indebtedness or the MF Indebtedness (as the case may be) and any and all Liens on any of the Collateral granted to such successor shall constitute and be the GECC Liens or the MF Liens (as the case may be) hereunder.

               (C) All singular terms used herein shall include the plural, and any pronouns used herein shall include all genders.

               (d)   This Agreement constitutes the sole and
entire agreement among the parties with respect to the subject matter hereof and supersedes and replaces any and all prior or concurrent agreements, understandings, negotiations or correspondence between them with respect thereto.

               (e)   Time is of the essence of this Agreement.

               (f) No amendment or waiver of any provision of this Agreement, nor consent to any departure therefrom, shall be effective or binding upon any Creditor unless such Creditor shall first have given its written consent thereto.

               (g) This Agreement may be executed in one or more counterparts and each such counterpart shall constitute an original and all such counterparts together shall constitute one and the same instrument.

               (h)   All sections headings herein are for
convenience of reference only and shall not limit or otherwise affect the meaning or interpretation of this Agreement.

               (i)   All notices, demands and other
communications hereunder to any party shall be effective (i) if given by telecopy, when such communication is transmitted to the telecopy number set forth beneath such Person's signature below (with such telecopy to be promptly confirmed by delivery of a copy thereof by personal delivery or United States mail as otherwise provided herein), (ii) if given by mail, three (3) Business Days after such communication is deposited in the United States mail with first class postage prepaid, return receipt requested, and addressed to such Person at its address set forth beneath its signature below, (iii) if sent for overnight delivery by Federal Express, United Parcel Service or other reputable national overnight delivery service, one (1) Business Day after such communication is entrusted to such service for overnight delivery and with recipient signature required, addressed as aforesaid, or (iv) if given by any other written means, when delivered at the address of such Person shown below. Any party may designate a different address or telecopy number for its receipt of such notices or other communications but no such change shall be effective unless and until the other party actually receives such written notice.

          15.     GOVERNING LAW.  THIS AGREEMENT SHALL BE
GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE
LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND
PERFORMED IN SUCH STATE.

          16.   JURY TRIAL WAIVER AND FORUM CONSENTS.   EACH OF
THE PARTIES HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PERSON MAY HAVE UNDER ANY APPLICABLE LAW TO A TRIAL BY JURY WITH RESPECT TO ANY SUIT OR LEGAL ACTION WHICH MAY BE COMMENCED BY OR AGAINST SUCH PERSON CONCERNING THE INTERPRETATION, CONSTRUCTION, VALIDITY, ENFORCEMENT OR PERFORMANCE OF THIS AGREEMENT. IN THE EVENT ANY SUCH SUIT OR LEGAL ACTION IS COMMENCED BY GECC, EACH OF MF AND THE CREDIT PARTIES HEREBY EXPRESSLY AGREES, CONSENTS AND SUBMITS TO THE PERSONAL JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN FULTON COUNTY, GEORGIA, WITH RESPECT TO SUCH SUIT OR LEGAL ACTION AND FURTHER EXPRESSLY CONSENTS AND SUBMITS TO AND AGREES THAT VENUE IN ANY SUCH SUIT OR LEGAL ACTION IS PROPER IN SAID COURTS AND FURTHER EXPRESSLY WAIVES ANY AND ALL PERSONAL RIGHTS UNDER APPLICABLE LAW OR IN EQUITY TO OBJECT TO THE JURISDICTION AND VENUE OF SAID COURTS. THE JURISDICTION AND VENUE OF THE COURTS CONSENTED TO AND SUBMITTED TO AND AGREED UPON IN THIS SECTION ARE NOT EXCLUSIVE BUT ARE CUMULATIVE AND IN ADDITION TO THE JURISDICTION AND VENUE OF ANY OTHER COURT UNDER ANY APPLICABLE LAW OR IN EQUITY.

          IN WITNESS WHEREOF, the Creditors and the Borrower have caused this Agreement to be executed and delivered by their respective duly authorized officers, all as of the day and year first above written.


                            General Electric Capital Corporation


                            By:   /s/  Timothy C. Huban
                               ----------------------------------
                                 Duly Authorized Signatory

                            Address:
                            3379 Peachtree Road, NE
                            Suite 600
                            Atlanta, GA  30326
                            Telecopy: (404) 262-9032

                         MUSIC FUNDING 1, LLC

                         By: GENEVA ASSOCIATES, LLC, Its Manager

                         By: /s/ Thomas J. Minnick
                            -------------------------------------
                              Manager


                         Address:
                         c/o Geneva Associates, LLC
                         First Union Tower, Suite 2100
                         Greensboro, NC  27401
                         Telecopy: (910) 275 - 9155


                         SPEC'S MUSIC, INC. (for itself and on
                         behalf of the other Credit Parties)

                         By: /S/ Donald A. Molta
                            -------------------------------------
                         Title: VP/CFO
                               ----------------------------------

                         Address:
                         1666 N.W. 92nd Avenue
                         Miami, FL  33126
                         Telecopy: (305) 592-0127

                         EXHIBIT A

                  ASSIGNMENTS OF INTERESTS

         FOR VALUE RECEIVED, including without limitation the payment in cash or immediately available funds on this date by _____________________________, a______________________[Insert
Name of Purchaser] ("Assignee"), to General Electric Capital Corporation, a New York corporation ("Assignor"), of the Purchase Price payable under (and as such term is defined in) the Subordination and Intercreditor Agreement, dated as of October 3, 1997, between Music Funding I, LLC and Assignor (the "Agreement"), Assignor hereby sells, transfers and assigns to Assignee, without recourse and without any representations or warranties of any kind on the part of Assignor except in either case as expressly provided in the Agreement, all of the Assignor's rights, titles and interests in, to and under the following documents, indebtedness and collateral:

          [(a)   That certain Credit Agreement, dated
     as of May 22, 1996, between Spec's Music, Inc., a Florida corporation (the "Borrower") and the Assignor (the "Credit Agreement");

          (b)   The certain Promissory Note, dated
     as of ________________, ____, executed by the
     Borrower in favor of Assignor in the original stated principal amount of $__________ (the
     "NOTE");

     (C)   The certain Security Agreement, dated
     as of _________________, _____, executed by the
     Borrower in favor of Assignor in the original stated principal amount of $__________ (the
     "SECURITY AGREEMENT");

     (d)   [Insert description of Puerto Rico Collateral
     Documents (collectively, the "OTHER COLLATERAL
     DOCUMENTS");

     (e) Any and all Uniform Commercial Code financing statements or fixture filings filed by the Assignor on the Borrower in order to perfect Assignor's security interests under the Credit Agreement or the Other Collateral Documents;
     (f)   Any and all indebtedness or obligations
     of the Borrower to the Assignor which now exist under any of the Note, the Credit Agreement or the Other Collateral Documents (collectively, the "OBLIGATIONS"); and

     (g) Any and all real or personal property of the Borrower which secures the Obligations pursuant to the Credit Agreement or the Other Collateral
     Documents (collectively, the "Collateral").]

     This Assignment of Interests is executed and delivered pursuant to, and is subject to all of the terms and conditions of, the Agreement.

     IN WITNESS WHEREOF, Assignor has executed and delivered this Assignment of Interests, all as of this ______day of _____________________, _____.


                         GENERAL ELECTRIC CAPITAL
                           CORPORATION

                         By:
                            -------------------------------------
                         Title:
                               ----------------------------------











                                  -2-